SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11007	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Boulevard

Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Exhibit Index on Page

Item 5. Other Events.
Item 7. Exhibits.
Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.01
EXHIBIT 99.02

Item 5. Other Events.

Emulex Corporation (the “Company”) announced that it had reached tentative settlements to conclude securities class action and derivative lawsuits against the Company and certain of its directors and officers. Under the proposed settlements, all claims will be dismissed and the litigation terminated in exchange for a payment of $39.5 million, exclusive of payments due under the Company’s D&O insurance. The Company expects to report an after-tax settlement charge of approximately $16.7 million in the third fiscal quarter. The terms of the settlements, which are subject to final court approval and notice to class members, include no admission of liability or wrongdoing by the Company or other defendants.

The proposed settlements relate to the consolidated shareholder class action lawsuit in the U.S. District Court, Central District of California and all related derivative and state securities cases. These cases include the cases described under the Caption “Legal Proceedings” in Item 3, Part I of the Company’s annual report on 10-K for the year ended June 30, 2002, as updated by the Company’s quarterly reports on Form 10-Q for the first and second quarters of fiscal 2003.

Item 7. Exhibits.

Exhibit No.	Description

99.01	Press Release of Emulex Corporation, dated April 24, 2003 related to financial results for the quarter ended March 30, 2003

99.02	Press Release of Emulex Corporation, dated April 24, 2003 relating to settlement of litigation

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition.” The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 24, 2003, the Company issued a press release announcing its financial results for the fiscal quarter ended March 30, 2003.

On April 24, 2003, the Company issued a press release relating to the settlements of certain litigation.

The press releases are attached hereto as Exhibit 99.01 and 99.02, respectively, and are incorporated herein by this reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: April 24, 2003	By: /s/ PAUL F. FOLINO

Paul F. Folino Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Sequential Page
Exhibit No.	Description	Number

99.01	Press Release of Emulex Corporation, dated August 24, 2003 relating to financial results for the quarter ended March 30, 2003.

99.02	Press Release of Emulex Corporation, dated April 24, 2003, related to litigation settlements.

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